UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 2, 2025
Hamilton Lane Incorporated
(Exact Name of Registrant as specified in its charter)

Delaware	001-38021	26-2482738
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

110 Washington Street,	Suite 1300
Conshohocken,	PA	19428
(Address of principal executive offices)		(Zip Code)
 (610) 934-2222
(Registrant’s telephone number, including area code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.001 par value per share	HLNE	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company    ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 8.01. Other Events.

On September 2, 2025, Hamilton Lane Incorporated (the “Company”), Hamilton Lane Advisors, L.L.C. (“HLA”) and a selling stockholder entered into an underwriting agreement (the “Underwriting Agreement”) with BofA Securities, Inc. (the “Underwriter”) relating to the sale of 528,705 shares of Class A common stock, par value $0.001 per share (“Class A Common Stock”), of the Company at a price to the Underwriter of $146.51 per share in a registered public offering (the “Offering”). The Offering closed on September 4, 2025. The Company issued and sold 378,705 shares of Class A Common Stock, and the selling stockholder sold 150,000 shares of Class A Common Stock in the Offering. The Offering generated net proceeds for the Company of $55.48 million and net proceeds for the selling stockholder of $21.98 million. The Company intends to use the proceeds to settle in cash exchanges of membership units in HLA held by certain of its members. The Company did not receive any proceeds from the sale of shares by the selling stockholder.

The Underwriting Agreement contains customary representations and warranties of the parties, and indemnification and contribution provisions under which the Company, HLA and the selling stockholder have agreed to indemnify the Underwriter against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”). Pursuant to the Underwriting Agreement, the Company has agreed, subject to certain exceptions, not to sell or transfer any shares of Class A Common Stock or any securities convertible into or exercisable or exchangeable for Class A Common Stock for 45 days after September 2, 2025 without first obtaining the written consent of the Underwriter. The foregoing description is a summary and is qualified in its entirety by reference to the complete text of the Underwriting Agreement filed as Exhibit 1.1 hereto and incorporated herein by reference.

The Offering was made pursuant to an effective shelf registration statement filed with the Securities and Exchange Commission (the “SEC”) on November 14, 2024 (File No. 333-283233), a base prospectus included as part of the registration statement, and a prospectus supplement, dated September 2, 2025, filed with the SEC pursuant to Rule 424(b) under the Securities Act. The Company is filing as Exhibit 5.1 to this Current Report on Form 8-K an opinion of its counsel, Simpson Thacher & Bartlett LLP, regarding the legality of the offer and sale of the Class A Common Stock in the Offering.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
1.1	Underwriting Agreement, dated September 2, 2025, among the Company, HLA, BofA Securities, Inc. and the selling stockholder referenced therein
5.1	Opinion of Simpson Thacher & Bartlett LLP, dated September 4, 2025
23.1	Consent of Simpson Thacher & Bartlett LLP (contained in Exhibit 5.1 above)
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HAMILTON LANE INCORPORATED

Date: September 4, 2025

	By:	/s/ Lydia A. Gavalis
		Name:	Lydia A. Gavalis
		Title:	General Counsel and Secretary